UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 30, 2010

Gilead Sciences, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-19731	94-3047598
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

333 Lakeside Drive, Foster City, California		94404
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	650-574-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On April 30, 2010, Gilead Sciences Limited (GSL), a wholly-owned subsidiary of Gilead Sciences, Inc. (Gilead), and Evonik Degussa GmbH, formerly known as Degussa AG (Evonik), entered into an amendment (Amendment) to the Emtricitabine Manufacturing Supply Agreement dated as of June 6, 2006 (Supply Agreement).

Under the Supply Agreement, Evonik manufactures and supplies GSL with commercial supply of bulk emtricitabine, the active pharmaceutical ingredient of Emtriva® and one of the active pharmaceutical ingredients of Truvada® and Atripla®. The Amendment extends the term of the Supply Agreement from December 31, 2013 to December 31, 2014, reduces the purchase price and reduces the minimum payment obligations over the term of the Supply Agreement. In addition, the Amendment sets forth the procedure that the parties will follow when dealing with price fluctuations related to raw materials used in the production of emtricitabine.

The foregoing description of the Amendment contained in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment, which will be filed, with confidential terms redacted, with the Securities and Exchange Commission as an exhibit to the registrant’s Quarterly Report on Form 10−Q for the period ending on June 30, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gilead Sciences, Inc.

May 6, 2010	By:	/s/ Robin L. Washington

Name: Robin L. Washington
Title: Senior Vie President and Chief Financial Officer